Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 24th day of September 2021 (the “Signing Date”), by and between Syndax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Incyte Corporation, a Delaware corporation (the “Investor”).

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”); and

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Investor are entering into that certain Collaboration and License Agreement (the “Collaboration Agreement”) of even date herewith.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

1.Purchase and Sale of Stock.

Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 1,421,523 shares of Common Stock (the “Shares”) for an aggregate purchase price of $35,000,000 (the “Aggregate Purchase Price”).

2.Closing Date. Deliveries.

2.1Closing Date. Subject to the satisfaction or waiver of all the conditions to the Closing set forth in Sections 6, 7 and 8 hereof, the closing of the transaction contemplated by Section 1 hereunder (the “Closing”) shall be held on the second (2nd) Business Day after the satisfaction of the conditions to Closing set forth in Sections 6, 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction at such time of such conditions), through the electronic exchange of documents and signatures, or at such other time, date and location as may be jointly designated by the parties for the Closing.  The date the Closing occurs is hereinafter referred to as the “Closing Date.”  For purposes of this Agreement, “Business Day” shall mean a day on which banking institutions in New York, New York are open for business, excluding any Saturday or Sunday.

2.2 Deliveries by the Company. At the Closing, the Company shall deliver to the Investor the Shares, registered in the name of the Investor, and the Company shall instruct its transfer agent to register in book-entry form such issuance at the time of such issuance.  The Company shall also deliver at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Sections 6.1, 6.2, and 6.3 of this Agreement have been fulfilled; (ii) a legal opinion addressed to the Investor from Cooley LLP as counsel to the Company in the form to be agreed to between the

Company and the Investor; (iii) a duly executed Collaboration Agreement; (iv) a duly executed cross-receipt in form and substance reasonably satisfactory to both parties (the “Cross-Receipt”); and (v) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the Amended and Restated By-laws of the Company as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (B) below, and on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; (C) that attached thereto is a true and complete copy of the Company’s Amended and Restated Certificate of Incorporation as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (B) above, and on the Closing Date; and (D) as to the incumbency and specimen signature of any officer of the Company executing this Agreement or any agreement or certificate contemplated hereby on behalf of the Company.

2.3Deliveries by the Investor.  At the Closing, the Investor shall deliver, or cause to be delivered, to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company.  The Company shall notify the Investor in writing of the wiring instructions for such account not fewer than five (5) Business Days before the Closing Date.  The Investor shall also deliver, or cause to be delivered, at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Company duly executed by an authorized executive officer of the Investor certifying that the conditions to Closing set forth in Section 7 of this Agreement have been fulfilled; and (ii) a duly executed Cross-Receipt.

3.Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investor that:

3.1The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (Registration File No. 333-254661), which became automatically effective upon filing on March 24, 2021, for the registration under the Securities Act of the Shares.  Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule.  The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus filed with the Commission on March 24, 2021.  Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form filed with the Commission on March 24, 2021, is hereinafter called the “Base Prospectus”; and the form of prospectus supplement, in the form provided to the Investor prior to the execution of this Agreement and in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

3.2The Registration Statement contains all exhibits and schedules as required by the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus and the Prospectus Supplement, each as of its respective date, complied or will comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations.  Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations and none of such Incorporated Documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.  There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that have not been filed as required pursuant to the Securities Act or will not be filed within the requisite time period.

3.3The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).  All direct and indirect subsidiaries of the Company (“Subsidiaries”) are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect on the assets, business or operations of the Company taken as a whole.

3.4The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Collaboration Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate consent or action is required to be obtained by the Company, its Board of Directors or its stockholders in connection therewith other than the filing of the LAS (as defined below) with The Nasdaq Stock Market LLC (“Nasdaq”) with respect to the Shares.  This Agreement has been  duly executed by the Company and constitutes the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.5The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Base Prospectus and the Prospectus Supplement under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Base Prospectus and the Prospectus Supplement).  The Shares  conform in all material respects to the description thereof contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement and have the same voting rights as all other shares of Common Stock outstanding. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and free and clear of all liens imposed by the Company.  No preemptive, anti-dilution or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

3.6The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision pursuant to the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights pursuant to the Agreement and the transactions contemplated hereby, including without limitation, as a result of the Company’s issuance of the Shares and the Investor’s ownership of the Shares.

3.7All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

3.8The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration.  The Company is currently in compliance with all applicable listing and maintenance requirements of Nasdaq and, except as disclosed in its filings with the Commission, the Company has not, in the 12 months preceding the Signing Date, received notice from Nasdaq to the effect that the Company is not in compliance with such listing or maintenance requirements.

3.9The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound, or of (ii) the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or any of its Subsidiaries or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any of its Subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any such Subsidiary, or any of their properties or assets, except, with respect to (i) and (iii), for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect.

3.10Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii)

there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its Subsidiaries, other than transactions in the ordinary course of business, as each may be amended or supplemented, and (iii) neither the Company nor its Subsidiaries have sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as has been disclosed in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

3.11Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect.

3.12None of the Company or its Subsidiaries nor, to the Company’s knowledge, any of their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

3.13Except as otherwise disclosed in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, the Company and its Subsidiaries own or have obtained licenses or sublicenses for all patents, patent applications, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license/sublicense rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights described in the Registration Statement, the Base Prospectus, and the Prospectus Supplement as being owned or licensed/sublicensed by them, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary in all material respects for the conduct of their business as presently conducted and as presently proposed to be conducted in the future as disclosed in the Registration Statement, the Base Prospectus, and the Prospectus Supplement, and such Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. Neither the Company nor any of its Subsidiaries has materially infringed, misappropriated, otherwise violated, or is currently materially infringing, misappropriating, or otherwise violating, and none of the Company or any of its Subsidiaries has received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for (x) customary reversionary rights of third-party licensors with respect to Intellectual Property that are disclosed in the Registration Statement, the Base Prospectus, and the Prospectus Supplement as licensed or sublicensed to the Company or its Subsidiaries, (y) third parties who have been explicitly granted licenses or sublicenses by the Company or (z) as set forth in that certain License Agreement by and between the Company and

UCB Biopharma Sprl, dated July 1, 2016; and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company infringes, misappropriates, or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Base Prospectus or the Prospectus Supplement as under development, infringe, misappropriate, or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed or sublicensed to the Company, and all such agreements are in full force and effect. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in the Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. The product candidates described in the Registration Statement, the Base Prospectus and the Prospectus Supplement as under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed or sublicensed to, the Company. To the Company’s knowledge, there is no patent or published patent application in the U.S. or other jurisdiction which contains claims that dominate or may dominate the Intellectual Property described in the Registration Statement, the Base Prospectus and the Prospectus Supplement or that interferes with the issued or pending claims of any such Intellectual Property (for the avoidance of doubt, the Company makes no such representation as to the intellectual property covering PD1/PD-L1 inhibitors described therein as owned or controlled by third parties). There is no prior art of which the Company is aware that would render any patent held by the Company invalid, except as would not, individually or in the aggregate, have a Material Adverse Effect, and all prior art of which the Company is aware that may be material to the validity of a U.S. patent or to the patentability of a U.S. patent application has been disclosed to the U.S. Patent and Trademark Office, and all such prior art has been disclosed to the patent office of other jurisdictions where required. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. To the Company’s knowledge, the duties of candor and good faith required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with, and all such requirements in foreign offices having similar requirements applicable to the Company or its Subsidiaries have been complied with. To the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company.

3.14Neither the Company nor any of its Subsidiaries is or, after receipt of the Aggregate Purchase Price, will be required to register as an “investment company” or an entity

“controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Confidential Materials (as defined below) were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company has no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Confidential Materials; the Company or, to the Company’s knowledge, the clinical trial sponsor of the trials or studies, has made all such filings and obtained all such approvals or authorizations as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board or independent ethics committee (collectively, the “Regulatory Agencies”), except where the failure to make such filing or obtain such approval would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; except as described in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Confidential Materials, the Company and, to the Company’s knowledge, the clinical trial sponsor of such trials, has not received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any clinical trials that are described or referred to in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Confidential Materials, nor is the Company aware of any reasonable grounds for such notice or correspondence; the Company has operated and currently is in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies; and, as of the date hereof, the Company has no plans to, and does not intend to, publicly release any material data from any studies during the period from the date hereof through November 1, 2021.  For purposes of this Agreement, the “Confidential Materials” means: (i) the confidential materials presented to the Investor on August 30, 2021 and (ii) the contents of the electronic data room made available to the Investor in connection with this Agreement and the Collaboration Agreement (together, the “Confidential Materials”).

4.Representations and Warranties of the Investor.

The Investor hereby represents and warrants to the Company that the Investor has full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  This Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.Additional Covenants.

5.1Conduct of Business.  During the period from the Signing Date through the Closing Date, except as consented to in writing by the Investor, the Company shall not (a) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or establish a record date for any of the foregoing, or (ii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, except pursuant to repurchases of equity pursuant to the terms of its equity compensation plans.

5.2Maintenance of Property and Insurance. During the period from the Signing Date through the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, (i) keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and (ii) maintain, in all material respects, with carriers reasonably believed by the Company to be financially sound and reputable in such amounts and against such risks and such other hazards, as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations or where the Subsidiaries operate.

5.3Market Listing.  During the period from the Signing Date through the Closing Date, the Company shall use all reasonable efforts to (i) maintain the listing and trading of the Common Stock on Nasdaq and (ii) effect the listing of the Shares on Nasdaq, including submitting the Notification Form: Listing of Additional Shares (the “LAS”) to Nasdaq no later than fifteen (15) calendar days prior to the Closing Date.

5.4Assistance and Cooperation.  Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including taking all reasonable acts necessary to cause the conditions precedent set forth in Sections 6, 7 and 8 to be satisfied (including, in the case of the Company, promptly notifying the Investor of any notice from Nasdaq with respect to the LAS). In connection with obtaining Clearance (as defined in the Collaboration Agreement), each of the parties agrees to cooperate on the terms set forth in Section 18.16 of the Collaboration Agreement. In connection with public disclosures regarding this Agreement, each of the parties agrees to cooperate on the terms set forth in Sections 16.4 and 16.5 of the Collaboration Agreement.

5.5Investor Lock-Up.   The Investor hereby undertakes to the Company that for a period of six (6) months following Closing Date, it will not, sell, transfer, pledge, encumber or otherwise dispose of any Shares without the prior written consent of the Company.  The foregoing restrictions shall not apply to: (i) any transfers to the Investor’s affiliates, (ii) any transfers made following termination of the Collaboration Agreement pursuant to Section 17.2(a)

thereof where the Company is the breaching party and (iii) any transfers in connection with or following a Change of Control (as defined in the Collaboration Agreement) of the Company; provided that in each transfer pursuant to clause (i), the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer. The Company may issue stop transfer instructions to its transfer agent in connection with such lock-up restrictions.

5.6Collaboration Agreement.  Each of the Company and the Investor shall have duly executed and delivered the Collaboration Agreement, on final terms as are mutually agreed by the Company and the Investor, and there shall have been no termination of the Collaboration Agreement that, as of the Closing, is effective and the Collaboration Agreement shall be in full force and effect.

6.Investor’s Conditions to Closing.

The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Investor):

6.1Representations and Warranties.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.

6.2Covenants.  All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3No Material Adverse Effect.  From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused or that is reasonably likely to result in a Material Adverse Effect.

6.4Listing.  Nasdaq shall have raised no objection to the consummation of the transactions contemplated by this Agreement in the absence of stockholder approval of such transactions.

6.5Closing Deliverables. All closing deliverables as required under Section 2.2 shall have been delivered by the Company to the Investor.

7.Company’s Conditions to Closing.

The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Company):

7.1Representations and Warranties.  The representations and warranties made by the Investor in Section 4 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date, except where any failure to be true and correct would not have a material adverse effect on the Investor’s ability to perform its obligations, or consummate the transactions contemplated hereby in accordance with the terms of this Agreement.

7.2Covenants.  All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

7.3Closing Deliverables. All closing deliverables as required under Section 2.3 shall have been delivered by the Investor to the Company.

8.Mutual Conditions to Closing.

The obligations of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

8.1No Governmental Prohibition; HSR Clearance. The sale of the Shares by the Company and the purchase of the Shares by the Investor will not be prohibited by any applicable law at the time of the Closing. Clearance shall have been obtained.

8.2Absence of Litigation.  There shall be no action, suit, proceeding or investigation by a governmental or regulatory authority pending or currently threatened in writing against the Company or the Investor that questions the validity of this Agreement or any transaction contemplated hereby, the right of the Company or the Investor to enter into this Agreement or to consummate the transactions contemplated hereby or which, if determined adversely, would impose substantial monetary damages on the Company or the Investor as a result of the consummation of the transactions contemplated by this Agreement.

9.Termination.

9.1Ability to Terminate.  This Agreement may be terminated at any time prior to the Closing by:

(i) mutual written consent of the Company and the Investor;

(ii) (A) the Investor, upon written notice to the Company no earlier than the date that is six (6) months from the Signing Date and (B) the Company, upon written notice to the Investor no earlier than the date that is twelve (12) months from the Signing Date (any such date, the “Termination Date”), if the transactions contemplated hereby shall not have been consummated by the Termination Date; or

(iii) either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 8 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party within ten business days after receiving receipt of written notice of an intention to terminate pursuant to this clause (iii) provided, however, that the right to terminate this Agreement under this Section 9.1(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date.

9.2Automatic Termination.  This Agreement shall terminate automatically in the event that the Collaboration Agreement is terminated prior to the Closing.

9.3Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 9.1 or Section 9.2 hereof, this Agreement (except for this Section 9.3 and Section 10 hereof) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates; provided, however, that nothing contained in this Section 9.3 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

10.Miscellaneous.

10.1Successors and Assigns.  Neither party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided, that the Investor may assign or transfer this Agreement without the Company’s consent to (i) an affiliate of the Investor or (ii) an acquirer of all or substantially all of the Investor’s business (whether by merger, consolidation, sale of assets or otherwise). Any permitted successor or assignee of rights or obligations hereunder shall, in a writing to the other party, expressly assume performance of such rights or obligations. Any permitted assignment shall be binding on the successors of the assigning party. Any assignment or attempted assignment by either party in violation of the terms of this Section 10.1 shall be null, void and of no legal effect.

10.2Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Except as expressly set forth herein, the parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Service of process, summons, notice or other document by registered mail to the address set forth in Section 10.4 shall be effective service of process for any suit, action or other proceeding brought in any such court. Each party hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

10.3Execution.  This Agreement or any instrument pursuant to Section 10.7 hereof may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.4Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5Notices.  All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on below and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by facsimile transmission or electronic mail, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid.  Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by facsimile or electronic mail (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission).  Either party may change its address by giving notice to the other party in the manner provided above.

If to the Investor:

Incyte Corporation
1801 Augustine Cut-Off
Wilmington, Delaware 19803
Attention: CFO and General Counsel

with a copy, which shall not constitute notice, to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
New York, New York 10007
Attention: Robert Finkel and Glenn Pollner

If to the Company:

Syndax Pharmaceuticals, Inc.
35 Gatehouse Drive
Building D, Floor 3
Waltham, Massachusetts 02451
Attention: Luke J. Albrecht

with a copy, which shall not constitute notice, to:

Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
Attention: Laura Berezin and Jaime Chase

10.6Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

10.7Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

10.8Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.9Entire Agreement.  This Agreement, the Collaboration Agreement and the other documents referred to herein and therein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

10.10Indemnification.  Subject to the provisions of this Section 10.10, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against an Investor, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of the Investor or any governmental or regulatory agency, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a material breach of the Investor’s representations, warranties or covenants in this Agreement or any material violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, the Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party.  Any Investor Party shall have the right to engage separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Investor Party except to the extent that (i) the engagement thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investor Party in this Agreement. To the extent that the Investor wishes to seek indemnification under this Section 10.10, such Investor must provide the Company with written notice asserting a claim under this Section 10.10, with such notice to be provided within one year from the Closing. If the Investor fails to provide such written notice within this one-year period, the Investor shall no longer be entitled to indemnification by the Company hereunder.

10.11Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall be liable for and pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to the Investor.

10.12Equitable Remedies. Each party acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other party, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

10.13Remedies Cumulative.  The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

10.14Survival of Warranties.  The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing and the delivery of the Shares.

10.15Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

SYNDAX PHARMACEUTICALS, INC.

By:/s/ Luke J. Albrecht

Name:Luke J. Albrecht

Title:General Counsel and Secretary

Address:	35 Gatehouse Drive, Building D, Floor 3 Waltham, Massachusetts

INCYTE CORPORATION

By: /s/ Hervé Hoppenot

Name:Hervé Hoppenot

Title:President and Chief Executive Officer

Address:	1815 Augustine Cut Off Wilmington, Delaware